UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2019
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700		45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX			79701
(Address of principal executive offices)				(Zip code)
		(432)	221-7400
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	NASD

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On June 28, 2019, Diamondback Energy, Inc., as parent guarantor (the “Parent Guarantor”), Diamondback O&G LLC, as borrower (the “Borrower”), and certain other subsidiaries of the Parent Guarantor, as guarantors, entered into an eleventh amendment (the “Eleventh Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof, the “Amended Revolving Credit Facility”).

The Eleventh Amendment implements certain changes in the Amended Revolving Credit Facility for the period on and after the Investment Grade Changeover Date, which is defined in the Amended Revolving Credit Facility as the date on which the Parent Guarantor’s unsecured debt achieves an investment grade rating from two rating agencies and certain other conditions specified in the Amended Revolving Credit Facility are satisfied.

Prior to the Investment Grade Changeover Date, the availability under the Amended Revolving Credit Facility is based on (i) a borrowing base determined by reference to the assets of the Parent Guarantor and its subsidiaries and (ii) the Borrower’s aggregate elected commitment amount. The Eleventh Amendment provides that (i) the borrowing base is increased from $2.65 billion to $3.4 billion and (ii) the aggregate elected commitment amount remains unchanged at $2.5 billion. On and after the Investment Grade Changeover Date, the availability under the Amended Revolving Credit Facility will be based solely on the commitments of the lenders, and will no longer be limited by the borrowing base. On the Investment Grade Changeover Date, the commitments of the lenders will be set at an amount equal the aggregate elected commitment amount in effect on such date.

On and after the Investment Grade Changeover Date, outstanding borrowings under the Amended Revolving Credit Facility will bear interest at a per annum rate elected by the Borrower that is equal to an alternate base rate or LIBOR, in each case plus the applicable margin. The applicable margin ranges from 0.125% to 1.00% per annum in the case of the alternate base rate, and the applicable margin ranges from 1.125% to 2.00% per annum in the case of LIBOR. The applicable margin depends on the Pricing Level, which Pricing Level depends on the rating agencies’ rating of the Parent Guarantor’s unsecured debt.

On and after the Investment Grade Changeover Date, the Amended Revolving Credit Facility will be unsecured, and all liens securing the Amended Revolving Credit Facility will be released. In addition, the Parent Guarantor and the Borrower will no longer be required to cause all restricted subsidiaries to guarantee the Amended Revolving Credit Facility, and, in certain circumstances, may cause guaranties made by subsidiary guarantors to be released.

On and after the Investment Grade Changeover Date, the financial covenants in the Amended Revolving Credit Facility that require the Parent Guarantor to maintain a ratio of net Total Debt to EBITDAX (as such terms are defined in the Amended Revolving Credit Facility) not greater than 4.0 to 1.0 and to maintain a ratio of current assets to current liabilities of not less than 1.0 to 1.0 will no longer apply, and will be replaced by a financial covenant that will require the Parent Guarantor to not permit the Total Net Debt to Capitalization Ratio (as defined in the Amended Revolving Credit Facility) to exceed 65%.

On and after the Investment Grade Changeover Date, many of the negative covenants set forth in the Amended Revolving Credit Facility will no longer restrict the Parent Guarantor, the Borrower and the Restricted Subsidiaries (the “Restricted Group”), including the covenants that limit (i) equity repurchases, dividends and other restricted payments, (ii) redemptions of the Senior Unsecured Notes (as defined in the Amended Revolving Credit Facility), (iii) making investments, (iv) dispositions of property, (v) transactions with affiliates, and (vi) entering into swap agreements. In addition, on and after the Investment Grade Changeover Date, (i) the debt covenant will no longer restrict incurrences of debt by the Borrower and guarantors, and will allow non-guarantor restricted subsidiaries to incur debt for borrowed money in an aggregate principal amount up to 15% of Consolidated Net Tangible Assets (as defined in the Amended Revolving Credit Facility) and (ii) the liens covenant will be modified to allow the Restricted Group to create liens if the aggregate amount of debt secured by such liens does not exceed 15% of Consolidated Net Tangible Assets.

Immediately after the effective time of the Eleventh Amendment, the Parent Guarantor had approximately $1.64 billion in borrowings outstanding under the Amended Revolving Credit Facility.

The preceding summary of the Eleventh Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1*
Eleventh Amendment to Second Amended and Restated Credit Agreement, dated as of June 28, 2019, between Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc. as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

*Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	July 3, 2019
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary